Exhibit 5.1

June 11, 2025

Stardust Power Inc.

9112 N. Kelley Ave, Suite C

Oklahoma City, OK 73131

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Stardust Power Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), covering a proposed offering of $5,750,000 in securities, consisting of up to (i) 8,139,346 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and (ii) 8,139,346 pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 8,139,346 shares of Common Stock, in lieu of Shares, inclusive of $750,000 of Shares (or Pre-Funded Warrants in lieu of Shares) issuable upon exercise of an over-allotment option. The shares of Common Stock to be issued pursuant to the Pre-Funded Warrants are referred to herein as the “Pre-Funded Warrant Shares.” As noted in the Registration Statement, for each Pre-Funded Warrant sold, the number of Shares sold will be decreased on a one-for-one basis.

In connection with this opinion letter, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Company’s Certificate of Incorporation, (ii) the Company’s Bylaws, (iii) the Registration Statement, (iv) the form of Pre-Funded Warrant, and (v) such corporate records, agreements, documents, and other instruments, and such certificates or comparable documents of public officials or of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to certain questions of fact material to this opinion, we have relied upon certificates or comparable documents of officers and representatives of the Company and have not sought to independently verify such facts.

In such examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates, and other documents submitted to us; (ii) the legal capacity, competency, and authority of all individuals executing documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates, and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates, and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic, or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution, and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing, except as has been disclosed to us in writing; and (vii) that the statements contained in the certificates and comparable documents of public officials, officers, and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof.

Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion herein is expressed solely with respect to the federal laws of the United States and the General Corporation Law of the State of Delaware as in effect on the date hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule, or regulation relating to securities, or to the sale or issuance thereof. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events, or developments which hereafter may be brought to our attention and which may alter, affect, or modify the opinion expressed herein. We express no opinion as to whether the laws of any particular jurisdiction other than those identified above are applicable to the subject matter hereof.

June 11, 2025

On the basis of the foregoing, subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that (i) the Shares, when duly issued and sold by the Company as contemplated in the Registration Statement, will be validly issued, fully paid, and non-assessable, (ii) the Pre-Funded Warrants, when duly issued and sold by Company as contemplated in the Registration Statement, will constitute the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their terms, and (iii) the Pre-Funded Warrant Shares have been duly authorized and, when issued upon the due exercise of the Pre-Funded Warrants, will be validly issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, and to being named under the caption “Legal Matters” contained therein. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Thompson Hine LLP
Thompson Hine LLP